Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang,
Vice President, Investor Relations
(617) 796-8222
www.cwhreit.com

CommonWealth REIT Provides Update On Business Plan

All 94 Properties Listed for Sale in Early 2013 are Now Sold or Under Contract for Sale

 Additional 110 Non-Core Properties to be Listed for Sale

Portfolio Repositioning Expected to be Substantially Completed by Mid-2014

Newton, MA (October 1, 2013): CommonWealth REIT (NYSE: CWH) today announced an update regarding its business plan to reposition its portfolio towards high quality office buildings located in central business districts, or CBDs, and away from suburban office and industrial properties.

In early 2013, CWH announced that it would offer for sale 94 primarily suburban office and industrial properties with approximately 6.7 million square feet. As of and for the three months ended December 31, 2012, these properties were approximately 26.5% leased and produced an annualized property level net operating loss of approximately $1.5 million before general & administrative and depreciation & amortization expenses. As of today, 27 of these properties have been sold for combined gross sales prices of approximately $44.9 million and the remaining 67 properties are under agreements to be sold for gross sales prices totaling approximately $113.5 million. The sales of these 67 properties are expected to be completed by year end 2013.

The CWH Board of Trustees recently approved a plan to sell an additional 110 non-core properties with approximately 8.4 million square feet. As of and for the three months ended June 30, 2013, these 110 properties had a net book value of approximately $771 million, were approximately 70.7% leased and produced annualized property level net operating income of approximately $45.8 million before general & administrative and depreciation & amortization expenses. CWH is currently in the process of engaging listing brokers for the sale of these 110 properties and expects that applicable accounting rules will require CWH to record a non-cash impairment charge as of September 30, 2013 relating to the possible sale of these properties. The amount of the impairment charge has not yet been determined.

CWH currently expects the sale of the 110 non-core properties to be substantially completed by June 30, 2014, but some of these properties might be sold after that date.

CWH expects that the proceeds from the sales of the 67 properties which are currently under agreements for sale, as well as the proceeds from the sale of the 110 properties recently identified for sale, will be used for general business purposes, including to repay debt and purchase additional high quality CBD office properties, which is consistent with CWH’s stated business plan.

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Adam Portnoy, Managing Trustee and President of CWH, made the following statement regarding today’s announcement:

“CWH’s success in reaching agreements to sell the 94 non-core properties listed for sale earlier this year, together with the substantially improved market to sell suburban and industrial properties, has encouraged our Board to accelerate the sale of the remainder of CWH’s non-core properties. When the 110 properties recently identified for sale are sold, the portfolio repositioning that the Company began several years ago will be substantially completed.

“Pro forma for the sale of the 110 properties which are currently being listed for sale, as of and for the three months ended June 30, 2013, CWH’s portfolio of wholly owned properties included in continuing operations would consist of 235 properties with approximately 38.9 million square feet which was approximately 89.0% leased and approximately 67% of rental income would have been derived from CBD office properties.”

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States. CWH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “PLAN”, “INTEND” OR “ESTIMATE”, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENTS, BELIEFS AND EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND OUR CONTROL. FOR EXAMPLE:

•                 THIS PRESS RELEASE STATES THAT 67 PROPERTIES ARE UNDER AGREEMENTS TO BE SOLD FOR GROSS SALES PRICES TOTALING APPROXIMATELY $113.5 MILLION AND THAT THE SALES OF THESE 67 PROPERTIES ARE EXPECTED TO BE COMPLETED BY YEAR END 2013. THE IMPLICATION OF THESE STATEMENTS IS THAT CWH MAY RECEIVE $113.5 MILLION BY YEAR END 2013. HOWEVER: THE SALES AGREEMENTS FOR THESE 67 PROPERTIES ARE SUBJECT TO VARIOUS CONDITIONS; SOME OF THESE CONDITIONS MAY NOT BE MET; THESE SALES OR SOME OF THEM MAY BE DELAYED OR MAY NOT OCCUR; AND THE SALES PRICES MAY BE CHANGED AS A RESULT OF FURTHER NEGOTIATIONS BETWEEN CWH AND THE BUYERS OF THESE PROPERTIES. ALSO, THE PROCEEDS WHICH CWH WILL RECEIVE IF AND WHEN THESE SALES ARE COMPLETED WILL BE REDUCED BY THE COSTS OF COMPLETING THESE SALES, INCLUDING BROKERAGE AND LEGAL FEES.

•                 THIS PRESS RELEASE STATES THAT CWH EXPECTS THE SALE OF THE 110 NON-CORE PROPERTIES TO BE SUBSTANTIALLY COMPLETED BY JUNE 30, 2014, BUT SOME OF THESE PROPERTIES MIGHT BE SOLD AFTER THAT DATE. CWH’S ABILITY TO SELL THESE 110 PROPERTIES DEPENDS UPON CWH’S ABILITY TO IDENTIFY QUALIFIED BUYERS AND NEGOTIATE CONTRACTS FOR SALE AT PRICES AND ON OTHER TERMS ACCEPTABLE TO CWH. MARKET CONDITIONS ARE BEYOND CWH’S CONTROL AND MAY CHANGE. CWH MAY BE UNABLE TO IDENTIFY QUALIFIED BUYERS FOR THE PROPERTIES IT HAS DETERMINED TO SELL OR TO NEGOTIATE ACCEPTABLE SALES CONTRACT TERMS. IN ADDITION, ON JUNE 21, 2013, CORVEX MANAGEMENT LP (“CORVEX”) DELIVERED A LETTER TO CWH ASSERTING THAT THE CWH BOARD OF TRUSTEES HAS BEEN REMOVED AND NO LONGER HAS AUTHORITY TO ACT FOR CWH BY REASON OF A PURPORTED SHAREHOLDERS’ CONSENT SOLICITATION BY CORVEX, RELATED FUND MANAGEMENT, LLC AND CERTAIN OF THEIR AFFILIATES. CWH AND ITS BOARD OF TRUSTEES BELIEVE THIS PURPORTED SHAREHOLDERS’ CONSENT SOLICITATION HAS NO LEGAL EFFECT. THE LEGAL EFFECTIVENESS OF THE PURPORTED SHAREHOLDERS’ CONSENT SOLICITATION IS CURRENTLY THE SUBJECT OF PROCEEDINGS BEFORE AN ARBITRATION PANEL UNDER THE AUSPICES OF THE AMERICAN ARBITRATION ASSOCIATION. IN THE EVENT THAT THE ARBITRATION PANEL WERE TO RULE THAT THE BOARD OF TRUSTEES HAS BEEN REMOVED, THE DETERMINATION TO SELL PROPERTIES AND ANY AGREEMENTS ENTERED INTO WITH RESPECT TO ANY OF CWH’S PROPERTIES MAY BE CHALLENGED. THE RESULTS OF ARBITRATION PROCEEDINGS ARE DIFFICULT TO PREDICT AND CWH IS UNABLE TO PROVIDE ANY ASSURANCES REGARDING SUCH RESULTS. ACCORDINGLY, SOME OR ALL OF THE PROPERTIES CWH HAS AGREED TO SELL OR IDENTIFIED FOR SALE MAY NOT BE SOLD OR THE SALES OF THESE PROPERTIES MAY BE DELAYED.

•                 THIS PRESS RELEASE STATES THAT CWH INTENDS TO USE THE PROCEEDS OF PROPERTY SALES FOR GENERAL BUSINESS PURPOSES, INCLUDING TO PURCHASE ADDITIONAL HIGH QUALITY CBD OFFICE PROPERTIES. CWH MAY BE UNABLE TO IDENTIFY CBD OFFICE PROPERTIES AVAILABLE FOR SALE ON ACCEPTABLE TERMS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT CWH WILL BE ABLE TO PURCHASE ANY HIGH QUALITY CBD OFFICE PROPERTIES WITH ANY SALES PROCEEDS IT RECEIVES.

•                 THIS PRESS RELEASE STATES THAT WHEN THE 110 PROPERTIES RECENTLY IDENTIFIED FOR SALE ARE SOLD, THE PORTFOLIO REPOSITIONING THAT THE COMPANY BEGAN SEVERAL YEARS AGO WILL BE SUBSTANTIALLY COMPLETED. AN IMPLICATION OF THIS STATEMENT MAY BE THAT CWH WILL NOT SELL ANY ADDITIONAL PROPERTIES.  HOWEVER, CWH REGULARLY REVIEWS ITS PORTFOLIO OF OWNED PROPERTIES AND IT MAY IN THE FUTURE DETERMINE TO SELL ADDITIONAL PROPERTIES. ALSO, CWH’S BUSINESS PLAN INCLUDES BUYING PROPERTIES AS WELL AS SELLING PROPERTIES AND CWH MAY USE SOME SALE PROCEEDS TO PURCHASE ADDITIONAL PROPERTIES.  ACCORDINGLY, CWH’S PORTFOLIO REPOSITIONING MAY NOT BE COMPLETED WHEN THE 110 PROPERTIES IDENTIFIED FOR SALE ARE SOLD.

•                 THIS PRESS RELEASE STATES THAT PRO FORMA FOR THE SALE OF THE 110 PROPERTIES WHICH ARE CURRENTLY BEING LISTED FOR SALE, AS OF AND FOR THE THREE MONTHS ENDED JUNE 30, 2013, CWH’S PORTFOLIO OF WHOLLY OWNED

PROPERTIES INCLUDED IN CONTINUING OPERATIONS WOULD INCLUDE 235 PROPERTIES WITH APPROXIMATELY 38.9 MILLION SQUARE FEET WHICH WAS APPROXIMATELY 89.0% LEASED AND APPROXIMATELY 67% OF RENTAL INCOME WOULD HAVE BEEN DERIVED FROM CBD OFFICE PROPERTIES. AN IMPLICATION OF THIS PRO FORMA DATA MAY BE THAT IT REPRESENTS A PROFILE OF CWH’S FUTURE PROPERTY PORTFOLIO. IN FACT, THIS PRO FORMA DATA REFLECTS PAST CONDITIONS ADJUSTED FOR SALES WHICH MAY OCCUR, AND IT IS NOT A PRESENTATION OF WHAT FUTURE CONDITIONS MAY BE.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF FUTURE EVENTS OR NEW INFORMATION WHICH MAY COME TO CWH’S ATTENTION.

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